As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENDAVA PLC
(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
125 Old Broad Street, London EC2N 1AR (Address of Principal Executive Offices) (Zip Code)

Endava plc 2018 Equity Incentive Plan
Endava Limited 2015 Long Term Incentive Plan
(Full titles of the plans)

Endava Inc.
757 3rd Avenue, Suite 1901
New York, NY 10017
(212) 920-7240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Nicole Brookshire
Jaime L. Chase
Cooley LLP
500 Boylston Street, 14th Floor
Boston, MA 02116
(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A ordinary shares, nominal value £0.02 per share
Endava plc 2018 Equity Incentive Plan	2,155,393 shares	$57.80(3)	$124,581,715.40	$16,170.71
Endava Limited 2015 Long Term Incentive Plan	396,910 shares	$0.01(4)(5)	$3,969.10	$0.52
Total:				$16,171.23
____________

(1)
These ordinary shares of Endava PLC (the “Registrant”), £0.02 nominal value per share (“Ordinary Shares”), may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F-6 (File No. 333-226021), as amended.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant that become issuable under the Registrant’s Endava plc 2018 Equity Incentive Plan (“Equity Incentive Plan”) and Endava Limited 2015 Long Term Incentive Plan (“LTIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the price of $57.80 per ADS, which was the average of the high and low prices of the ADSs as reported on the New York Stock Exchange for September 16, 2020.

(4)	Calculated in accordance with Rule 457(h) on the basis of the weighted-average exercise price for outstanding awards granted pursuant to the LTIP.
(5)
For those awards outstanding under the LTIP with an exercise price denominated in British Pounds, such exercise price was translated at the rate of £1.00 = $0.7820, the noon buying rate of the Federal Reserve Bank of New York on September 11, 2020.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) an additional 2,155,393 Ordinary Shares issuable under the 2018 Plan, pursuant to the provisions of the 2018 Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2018 Plan on January 1, 2019 and January 1, 2020 and (b) 396,910 Ordinary Shares issuable under the LTIP, which shares were issuable under the LTIP at the time of the Registrant’s initial public offering but were not previously registered for issuance on Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on December 7, 2018 (File No. 333-228717);

(b) the Registrant’s Annual Report on Form 20-F for the fiscal year ended June 30, 2020 (File No. 001-38607), filed with the Commission on September 15, 2020; and

(c) the descriptions of the Registrant’s American Depositary Shares and Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 24, 2018 (File No. 001-38607) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Under no circumstances shall any information subsequently furnished on Form 6-K be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Subject to the U.K. Companies Act 2006, members of the Registrant’s board of directors and its officers have the benefit of the following indemnification provisions in the Registrant’s Articles of Association:

Current and former members of the Registrant’s board of directors or officers shall be reimbursed for:
(i)all costs, charges, losses, expenses and liabilities sustained or incurred in relation to his or her actual or purported execution of his or her duties in relation to the Registrant, including any liability incurred in defending any criminal or civil proceedings; and
In the case of current or former members of the Registrant’s board of directors, there shall be no entitlement to reimbursement as referred to above for (1) any liability incurred to the Registrant or any associated company, (2) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (3) the defense of any criminal proceeding if the member of the Registrant’s board of directors is convicted, (4) the defense of any civil proceeding brought by the Registrant or an associated company in which judgment is given against the director, and (5) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company in which the court refuses to grant relief to the director.
(ii) expenses incurred or to be incurred in defending any criminal or civil proceedings, in an investigation by a regulatory authority or against a proposed action to be taken by a regulatory authority, or in connection with any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect the Registrant as a company, or collectively the Statutes, arising in relation to the Registrant or an associated company, by virtue of the actual or purposed execution of the duties of his or her office or the exercise of his or her powers.
In addition, members of the Registrant’s board of directors and its officers who have received payment from the Registrant under these indemnification provisions must repay the amount they received in accordance with the Statutes or in any other circumstances that the Registrant may prescribe or where the Registrant has reserved the right to require repayment.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1
Articles of Association of Endava plc, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-226010), filed with the Commission on June 29, 2018 (the “F-1 Registration Statement”)).

4.2
Form of Deposit Agreement (incorporated by reference to Exhibit (a) of the Registrant’s Pre-Effective Amendment No. 1 to Form F-6 registration statement (File No. 333-226021), filed with the Commission on July 18, 2018 (the “F-6 Registration Statement”)).

4.3	Form of American Depositary Receipt (incorporated by reference to Exhibit (a) of the F-6 Registration Statement).
5.1	Opinion of Cooley (UK) LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley (UK) LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1	Endava plc 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the F-1 Registration Statement).
99.2	Endava Limited 2015 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the F-1 Registration Statement).

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 18th day of September, 2020.

ENDAVA PLC

By:	/s/ John Cotterell
John Cotterell
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Cotterell and Mark Thurston, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Cotterell	Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2020
John Cotterell

/s/ Mark Thurston	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	September 18, 2020
Mark Thurston

/s/ Andrew Allan	Director	September 18, 2020
Andrew Allan

/s/ Sulina Connal	Director	September 18, 2020
Sulina Connal

/s/ Ben Druskin	Director	September 18, 2020
Ben Druskin

/s/ Mike Kinton	Director	September 18, 2020
Mike Kinton

/s/ David Pattillo	Director	September 18, 2020
David Pattillo

/s/ Trevor Smith	Director	September 18, 2020
Trevor Smith

ENDAVA INC.

By:	/s/ Laurence Madsen	September 18, 2020
Name: Laurence Madsen
Title: Managing Director